UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2013

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, but are not limited to, any factual matters, claims or counterclaims related to any litigation, economic conditions generally in the United States and internationally, and in the markets in which we have and may participate in the future, competition within our chosen industries, the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations.

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Disposition of Asset

Acquired Sales Corp., a Nevada corporation (sometimes “we”, “us” or the “Company”) and Minh Le (“Buyer”), executed, delivered and closed a stock purchase Agreement on September 30, 2013 (the “Agreement”) selling the Company’s subsidiary Defense & Security Technology Group, Inc., a Virginia corporation (“DSTG”) to Minh Le.  The principal terms of the Agreement were as follows: (i) the Company would sell all of its rights, title, and ownership interest in all outstanding common and preferred (if any) stock of DSTG at a closing to be held on September 30, 2013 (“Closing Date”) for a purchase price equal to (a) One Dollar (U.S. $1), plus (b) potential percentage royalties from the sales, licensing or other transfers during the next two years of the software developed by DSTG pursuant to the Professional Services Agreement between DSTG (previously transferred to DSTG by the Company’s former subsidiary Cogility Software Corporation) and Womble Carlyle Sandridge & Rice, LLP (the “Womble Project I.P.”), plus (c) potential referral fees equal to 50% of any referral fees paid to DSTG by Catalyst Secure (“Catalyst”) in regard to any work performance by Catalyst for Womble Carlyle Sandridge & Rice, LLP or its clients. A copy of the Agreement is filed herewith and additional details of the terms of the Agreement are set out below:

                 Sale of DSTG

At the Closing, the Buyer purchased from the Company all of the Company’s ownership interest in the intellectual property that was owned by DSTG as of  September 30, 2013 and the Buyer and DSTG have disclaimed ownership of any portion of the “Cogility Development Tools/Cogility IP” as defined in the Agreement.

 Cogility Development Tools/Cogility IP

As part of the Agreement, Buyer and DSTG have certified that Buyer has completely removed and eliminated all Cogility Development Tools/Cogility IP from the Womble Project I.P. In addition, Buyer and DSTG have represented and guaranteed to the Company that the source code and user interfaces disclosed by Buyer to Matthew Ghourdjian during August and September 2013 are the only Womble Project I.P. currently in existence. Finally, Buyer and DSTG have each agreed and covenanted to hold harmless and indemnify the Company and its directors, officers, employees and affiliates from and against any claims, demands or lawsuits by Cogility, Drumright Group, LLC, or their affiliates arising out of the sale, licensing, or use of any or all of the Cogility Development Tools/Cogility IP by Buyer or DSTG.

                Royalties

As part of the Agreement, Buyer and DSTG have agreed that except in the case of any gross revenue received from Catalyst which shall be considered referral fees and split equally between Buyer and DSTG (50%) on the one hand and the Company (50%) on the other hand as set out below, Buyer and DSTG have agreed that if either of them receive any gross revenue from the sale, licensing or other transfer of any right, title or interest in or to all or any portion of the Womble Project I.P., or any enhancement or modification thereof, prior to the second anniversary of the Closing Date, then Buyer and/or DSTG shall pay the Company royalties within thirty (30) days of the receipt of such gross revenue.  In order to minimize the need for costly accounting and bookkeeping procedures, the Parties have agreed that such royalties will be the following respective percentages of such gross revenue, paid as follows:

a.           24% of all such gross revenue received during the first six months following the Closing Date; and

b.           18% of all such gross revenue received during the next six months (months 7-12) following the Closing Date; and

c.           12% of all such gross revenue received during the next six months (months 13-18) following the Closing Date; and

d.           6% of all such gross revenue received during the next six months (months 19-24) following the Closing Date.

Also as part of the Agreement, Buyer and DSTG have agreed that in the event that Buyer and/or DSTG receive any gross revenue from programming or engineering services using all or any portion of the Womble Project I.P., prior to the second anniversary of the Closing Date, then Buyer shall pay the Company royalties within thirty (30) days of the receipt of such gross revenue.  In order to minimize the need for costly accounting and bookkeeping procedures, the Parties have agreed that such royalties will be the following respective percentages of such gross revenue, paid as follows:

a.           4.8% of all such gross revenue received during the first six months following the Closing Date; and

b.           3.6% of all such gross revenue received during the next six months (months 7-12) following the Closing Date; and

c.           2.4% of all such gross revenue received during the next six months (months 13-18) following the Closing Date; and

d.           1.2% of all such gross revenue received during the next six months (months 19-24) following the Closing Date.

Also as part of the Agreement, Buyer and DSTG have agreed that if either of them execute a software sales or license agreement, or a software programming or engineering services agreement, which agreement or the performance of such agreement involves all or any portion of the Womble Project I.P., then a copy of that agreement shall be immediately provided by Buyer and DSTG to the Company's Chief Executive Officer. The parties have agreed that any such royalties that are not timely paid by Buyer and DSTG shall accrue penalties payable by Buyer and DSTG to the Company at the rate of 1.5% per month or the highest rate then permitted by applicable law, whichever is lower.

Referral Fees

The parties have agreed as part of the Agreement that following its execution, the Company shall introduce Buyer and DSTG to John Tredennick, the CEO and Founder of Catalyst, and Buyer shall discuss with John Tredennick the possibility of Buyer and DSTG introducing Catalyst and Catalyst's litigation support services to Womble. Neither Buyer nor DSTG shall directly or indirectly introduce Catalyst or Catalyst's litigation support services to Womble unless, prior to such introduction, Catalyst enters into a mutually acceptable, legally binding agreement with Buyer, DSTG and the Company, pursuant to which Catalyst shall pay mutually acceptable on-going fees ('referral fees") to Buyer and DSTG (50%) and to the Company (50%) in regard to any and all work which Catalyst performs for Womble or Womble's clients thereafter. The Agreement requires that if at any time Buyer or DSTG directly or indirectly receives from
Catalyst any gross revenue and 50% of such gross revenue is not immediately paid over by Buyer and DSTG to the Company, then such 50% of such gross revenue shall accrue penalties payable by Buyer and DSTG to the Company at the rate of 1.5% per month or the highest rate then permitted by applicable law, whichever is lower.

The Agreement contained customary and usual representations and warranties of the parties, along with various covenants to be observed and conditions to the obligations of each to close the Agreement. A copy of the Agreement is attached to this Current Report on Form 8-K.

The Agreement does not require and is not expected to result in any change of the Company’s board of directors or officers. The Agreement does not require the issuance of any of the Company’s securities. The Agreement does not require and is not expected to result in any change of control of the Company.  Pursuant to Nevada law, as interpreted by the Company, the sale of Cogility does not require the vote or approval of the Company’s stockholders because it does not constitute the sale of all of the Company’s assets. We expect to use any future cash received pursuant to the Agreement to continue operations and business expansions and acquisitions for the foreseeable future.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 10.29	Exhibit Description Stock Purchase Agreement dated September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

        ACQUIRED SALES CORP

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  October 3, 2013